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                                                                       EXHIBIT 4
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
                                             [LOGO OF XM SATELLITE RADIO APPEARS HERE]
      NUMBER                                                                                                    SHARES
SB

                                                 XM SATELLITE RADIO HOLDINGS INC.
 % Series B Convertible                INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE                 SEE REVERSE FOR
Redeemable Preferred Stock        THIS CERTIFICATE IS TRANSFERABLE IN BOSTON, MA AND NEW YORK, NY         CERTAIN DEFINITIONS
                                                                                                           CUSIP 983759 20 0
                                             (LIQUIDATION PREFERENCE $50.00 PER SHARE)
THIS CERTIFIES THAT




is the owner of

 FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.01 EACH OF THE  _% SERIES B CONVERTIBLE REDEEMABLE PREFERRED STOCK OF
-------========================================== XM SATELLITE RADIO HOLDINGS INC. =========================================--------
                                                       CERTIFICATE OF STOCK
designated the  % Series B Convertible Redeemable Preferred Stock (par value $0.01 per share) (liquidation preference $50.00 per share) (the "Series B Preferred Stock"). The shares of Series B Preferred Stock are transferable on the books and records of the
Registrar, in person or by duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series B Preferred
Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designation of
Voting Power, Designation Preferences and Relative, Participating, Optional or Other Special Rights and Qualifications, Limitations
and Restrictions dated January   , 2000 as the same may be amended from time to time (the "Certificate of Designations").
Capitalized terms used herein but not defined shall have the meanings given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Corporation at the principal place of business.

        Reference is hereby made to select provisions of the Series B Preferred Stock set forth on the reverse side hereof, and to the Certificate of Designations, when select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

        Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

        This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
        WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

                                                                                                                            SPECIMEN

Dated:
                                   [XM SATELLITE RADIO HOLDINGS INC. CORPORATE SEAL APPEARS HERE]
        /s/ Joseph M. Titlebaum                                                                       /s/ Hugh Panero
        -----------------------                                                                       ----------------------
                SECRETARY                                                                                   PRESIDENT & CEO

COUNTERSIGNED AND REGISTERED:
        BankBoston, N.A.

BY   /s/                                TRANSFER AGENT
     -----------------------            AND REGISTRAR

                                AUTHORIZED SIGNATURE

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                       XM SATELLITE RADIO HOLDINGS INC.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

   TEN COM -as tenants in common
   TEN ENT -as tenants by the entireties
   JT TEN -as joint tenants with right of survivorship and not as tenants in common

    UNIF GIFT MIN ACT-            CUSTODIAN
                      ------------         -----------
                        (Cust)               (Minor)
                      under Uniform Gifts to Minors Act

                      ---------------------------------
                                   (State)
   UNIF TRANS MIN ACT-            Custodian
                      ------------         -----------
                         (Cust)               (Minor)
                      under Uniform Transfers to Minors Act

                      ---------------------------------
                                   (State)

    Additional abbreviations may also be used though not in the above list.


For Value Received,                                         hereby sell, assign
                   -----------------------------------------
and transfer unto.

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

--------------------------------------------------------------------------------

                                                                          Shares
--------------------------------------------------------------------------
of the Series B Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                          -------------------------------------
Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:
      -----------------------------------------------------

-----------------------------------------------------------
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND
WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE
IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR
ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:
                        --------------------------------------------------------
                        THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

DIVIDENDS ON EACH SHARE OF SERIES B PREFERRED STOCK SHALL BE PAYABLE AT A RATE PER ANNUM SET FORTH IN THE FACE HEREOF OR AS PROVIDED IN THE CERTIFICATE OF DESIGNATIONS. DIVIDENDS MAY BE PAID IN CASH, IN SHARES OF CLASS A COMMON STOCK OF XM SATELLITE RADIO HOLDINGS INC. (THE "CORPORATION") OR A COMBINATION THEREOF AT THE OPTION OF THE CORPORATION.

THE SHARES OF SERIES B PREFERRED STOCK SHALL BE REDEEMABLE AS PROVIDED IN THE CERTIFICATE OF DESIGNATIONS AND THE RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION. THE SHARES OF SERIES B PREFERRED STOCK SHALL BE CONVERTIBLE INTO CASH OR THE CORPORATION'S CLASS A COMMON STOCK IN THE MANNER AND ACCORDING TO THE TERMS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS.

THE OWNERSHIP OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED BY AND SUBJECT TO THE PROVISIONS OF THE RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION, WHICH (i) PROHIBITS THE RECORD OR BENEFICIAL OWNERSHIP OF ANY SECURITIES BY AND PERSON WHOSE OWNERSHIP THEREOF WOULD CONSTITUTE A VIOLATION OF
SECTION 310(a) OR 310(b) OF THE COMMUNICATIONS ACT OF 1934, AS AMENDED, OR ANY SIMILAR SUCCESSOR FEDERAL STATUTES, AND (ii) PROVIDES THAT THE CORPORATION SHALL HAVE THE RIGHT TO REDEEM ANY SECURITIES OWNED IN VIOLATION OF THE FOREGOING. A COPY OF THE RESTATED CERTIFICATE OF INCORPORATION IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE CORPORATION.

THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OR SERIES OF STOCK. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST MAY BE MADE TO THE CORPORATION OR TO ITS TRANSFER AGENT AND REGISTRAR.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.